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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of Casella Waste Systems, Inc. and its subsidiaries of our report dated June 17, 2011, relating to our audit of the consolidated financial statements, financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Casella Waste Systems, Inc. and its subsidiaries for the year ended April 30, 2011, including the adjustments that were applied to the 2010 and 2009 consolidated financial statements to retrospectively reflect discontinued operations. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts
June 23, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM